Exhibit 99.1

Jaguar Health Receives Additional 180-day Grace Period to Regain Compliance with Nasdaq’s Bid Price Rule

San Francisco, CA (November 8, 2023): Jaguar Health, Inc. (NASDAQ:JAGX) ("Jaguar" or the "Company") today announced that on November 8, 2023 the Company received formal notice that the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC has granted Jaguar an additional 180-day grace period, through May 6, 2024, to regain compliance with the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market. The Staff noted that the Company meets all other applicable requirements for initial and continued listing on The Nasdaq Capital Market. To evidence compliance, the Company must report a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days on or before May 6, 2024.

“We are pleased to have obtained additional time from Nasdaq to evidence compliance with the bid price requirement,” Lisa Conte, Jaguar's president and CEO, said. “Our paramount near-term clinical activity is our Phase 3 pivotal OnTarget trial of Mytesi for the follow-on indication of the preventative treatment of cancer therapy-related diarrhea, an indication we also refer to as chemotherapy-induced overactive bowel (CIOB) – which includes symptoms such as chronic debilitating diarrhea, GI urgency, and GI incontinence. Top line results from this pivotal study are expected before Thanksgiving.”

Jaguar is supporting investigator-initiated and investigator IND proof-of-concept studies of crofelemer for the rare disease indications of microvillus inclusion disease (MVID) and short bowel syndrome (SBS) with intestinal failure in the US, EU and Middle East/North Africa (MENA) regions, with results expected before the end of 2023 and in 2024. In accordance with the guidelines of specific EU countries, published data from such clinical investigations could support reimbursed early patient access to crofelemer for SBS or MVID for these debilitating conditions.

Crofelemer has been granted Orphan Drug Designation (ODD) by the FDA and the European Medicines Agency (EMA) for both MVID and SBS with intestinal failure. The ODD programs in the U.S. and European Union qualify sponsors to receive potential incentives to develop therapies for the diagnosis, prevention, or treatment of rare diseases or conditions.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo Pharmaceuticals’ crofelemer drug product candidate is the subject of the OnTarget study, an ongoing pivotal Phase 3 clinical trial for preventive treatment of chemotherapy-induced overactive bowel (CIOB) in adults with cancer on targeted therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit Jaguar on LinkedIn: https://www.linkedin.com/company/jaguar-health/

Visit Jaguar on X: https://twitter.com/Jaguar_Health

Visit Jaguar on Instagram: https://www.instagram.com/jaguarhealthcommunity/

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that top line results of the OnTarget study will be available before Thanksgiving 2023. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

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